EXHIBIT 23.1

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

We hereby consent to the incorporation by reference of estimates of mineralized material of Pershing Gold Corporation (the “Company”), which are set forth in this Current Report on Form 8-K filed June 30, 2016, into the Company’s Registration Statements on Forms S-3 (File Nos. 333-179073, 333-192317, 333-198438, 333-198597, 333-200739, 333-204717, 333-210644, 333-211297, 333-211299 and 333-211910), as amended, or any related abbreviated registration statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or in any amendment to any of the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading “Experts” in such Registration Statements and any prospectuses or amendments or supplements thereto.

Dated: June 30, 2016

Mine Development Associates, Inc.

/s/ Paul Tietz
Name:	Paul Tietz
Title:	Senior Geologist